Exhibit 3.24

Statuten / Articles of Association

der / of

Swiss Technology Holding GmbH

Statuten / Articles of Association Swiss Technology Holding GmbH	2 /19

Inhaltsverzeichnis	Seite	Table of Contents	Page

I. Firma, Sitz, Dauer, Zweck	4	I. Corporate Name, registered office, Duration, Purpose	4
Artikel 1 Firma, Sitz, Dauer	4	Article 1 Corporate name, registered office, duration	4
Artikel 2 Zweck	4	Article 2 Purpose	4

II. Stammkapital; Anteilsbuch; Übertragung der Stammanteile	5	II. Nominal capital; Contribution Register; Transfer of Company Contributions	5
Artikel 3 Stammkapital	5	Article 3 Nominal capital	5
Artikel 4 Urkunden über Stammanteile	5	Article 4 Company contribution certificates	5
Artikel 5 Anteilbuch	5	Article 5 Contribution register	5
Artikel 6 Übertragung von Stammanteilen	6	Article 6 Transfer of company contributions	6
Artikel 7 Verzeichnis der wirtschaftlich berechtigten Personen	6	Article 7 Register of the beneficial owners	6

III. Organisation	6	III. Organization	6
Artikel 8 Organe	6	Article 8 Corporate bodies	6

A. Gesellschafterversammlung	6	A. Partners’ Meeting	6
Artikel 9 Befugnisse	6	Article 9 Powers	6
Artikel 10 Arten, Einberufung	8	Article 10 Types, calling	8
Artikel 11 Universalversammlung	9	Article 11 Plenary meeting	9
Artikel 12 Tagungsort, Verwendung elektronischer Mittel	10	Article 12 Place, use of electronic means	10
Artikel 13 Vorsitz, Protokoll	10	Article 13 Chair, minutes	10
Artikel 14 Vertretung	11	Article 14 Representation	11
Artikel 15 Stimmrecht	12	Article 15 Voting right	12
Artikel 16 Beschlussfassung	12	Article 16 Passing of resolutions	12

B. Geschäftsführung	13	B. Management Board	13
Artikel 17 Zusammensetzung	13	Article 17 Composition	13
Artikel 18 Amtsdauer	13	Article 18 Term of office	13
Artikel 19 Konstituierung	14	Article 19 Constitution	14
Artikel 20 Aufgaben	14	Article 20 Duties	14
Artikel 21 Organisation und Beschlussfassung	15	Article 21 Organization and resolutions	15
Artikel 22 Führung der Geschäfte	16	Article 22 Management	16
Artikel 23 Entschädigung	16	Article 23 Board member fees	16

C. Revisionsstelle	16	C. Auditors	16
Artikel 24 Wahl	16	Article 24 Election	16
Artikel 25 Amtsdauer	17	Article 25 Term of Office	17
Artikel 26 Aufgaben	17	Article 26 Duties	17

IV. Geschäftsbericht, Rechnungslegung	18	IV. Business Report, Rendering of Accounts	18
Artikel 27 Geschäftsjahr	18	Article 27 Financial year	18
Artikel 28 Geschäftsbericht	18	Article 28 Business report	18

V. Gewinnverwendung	18	V. Use of Profits	18
Artikel 29 Verwendung des Bilanzgewinns	18	Article 29 Use of the balance sheet profit	18

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VI. Auflösung, Liquidation	18	VI. Dissolution, Liquidation	18
Artikel 30 Auflösung	18	Article 30 Dissolution	18
Artikel 31 Liquidation	18	Article 31 Liquidation	18

VII. Mitteilungen	19	VII. Notices	19
Artikel 32 Publikationsorgan, Mitteilungen	19	Article 32 Means of publication, notices	19

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I. FIRMA, SITZ, DAUER, ZWECK	I. CORPORATE NAME, REGISTERED OFFICE, DURATION, PURPOSE

Artikel 1 Firma, Sitz, Dauer	Article 1 Corporate name, registered office, duration

Unter der Firma	Under the corporate name of

Swiss Technology Holding GmbH (Swiss Technology Holding Sàrl) (Swiss Technology Holding LLC)	Swiss Technology Holding GmbH (Swiss Technology Holding Sàri) (Swiss Technology Holding LLC)

besteht für unbestimmte Zeit eine Gesellschaft mit beschränkter Haftung (Gesellschaft) mit Sitz in Biel/Bienne.	a limited liability company (the Company) with registered office in Biel/Bienne is established for an unlimited duration.

Artikel 2 Zweck	Article 2 Purpose

2.1  Zweck der Gesellschaft ist der Erwerb, das Halten und Verwalten und der Verkauf von Beteiligungen an schweizerischen und ausländischen Unternehmen aller Art. Die Gesellschaft fördert die Geschäftstätigkeit des Konzerns in Bezug auf das schweizerische Territorium.

2.1  The purpose of the Company is to acquire, hold, manage and sell participations in Swiss and foreign companies of all kinds. The Company promotes the group’s business activities in relation to Swiss territory.

2.2 Die Gesellschaft kann im In- und Ausland Zweigniederlassungen und Tochtergesellschaften errichten.	2.2 The Company may establish branches and subsidiaries in Switzerland and abroad.

2.3  Die Gesellschaft kann Dritten, einschliesslich Gesellschaften, an denen sie direkt oder indirekt beteiligt ist, sowie direkten oder indirekten Gesellschaftern der Gesellschaft oder Gesellschaften, an denen diese direkten oder indirekten Gesellschafter der Gesellschaft direkt oder indirekt beteiligt sind, Darlehen oder andere Finanzierungen gewähren, mit solchen Dritten Cash-Pooling-Verträge abschliessen und für deren Verbindlichkeiten Sicherheiten aller Art bestellen und Garantien abgeben, in jedem Fall ob gegen Entgelt oder nicht und auch wenn diese Rechtsgeschäfte im ausschliesslichen Interesse der Dritten liegen.

2.3  The Company may grant loans or other financing to third parties, including companies in which it holds direct or indirect participations or direct or indirect partners of the Company or companies in which these direct or indirect partners of the Company hold a direct or indirect participation, may enter into cash pooling agreements with such third parties and may provide any kind of security or guarantee to secure their obligations, in any case with or without compensation and even if these legal transactions are in the exclusive interest of third parties.

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2.4 Die Gesellschaft kann im In- und Ausland Grundstücke, Finanzinstrumente und Immaterialgüterrechte erwerben, halten, verwalten, belasten, verwerten und veräussern.	2.4 The Company may acquire, hold, manage, encumber, realize and dispose of real estate, financial instruments and intellectual property rights in Switzerland and abroad.

2.5 Die Gesellschaft kann jede weitere Tätigkeit ausüben, welche mit den erwähnten Zwecken direkt oder indirekt zusammenhängt.	2.5 The Company may perform any activity directly or indirectly related to the aforementioned purposes.

II. STAMMKAPITAL; ANTEILSBUCH; ÜBERTRAGUNG DER STAMMANTEILE	II. NOMINAL CAPITAL; CONTRIBUTION REGISTER; TRANSFER OF COMPANY CONTRIBUTIONS

Artikel 3 Stammkapital	Article 3 Nominal capital

Das Stammkapital der Gesellschaft beträgt CHF 120’000 und ist eingeteilt in 1 Stammanteil von CHF 42’000 und 1 Stammanteil von CHF 78’000.	The nominal capital of the Company is CHF 120,000 and is divided into 1 company contribution with a par value of CHF 42,000 and 1 company contribution with a par value of CHF 78,000.

Artikel 4 Urkunden über Stammanteile	Article 4 Company contribution certificates

Die Geschäftsführung kann den Gesellschaftern Beweisurkunden oder Namenpapiere über die Stammanteile ausstellen.	The Company may issue evidentiary certificates or registered securities representing one or more company contributions.

Artikel 5 Anteilbuch	Article 5 Contribution register

5.1 Die Gesellschaft führt ein Anteilbuch gemäss den Bestimmungen des Gesetzes,	5.1 The Company maintains a contribution register in accordance with the requirements of the law.

5.2 Gegenüber der Gesellschaft gilt nur als Gesellschafter oder Nutzniesser, wer im Anteilbuch eingetragen ist.	5.2 Only the persons registered in the contribution register shall be acknowledged by the Company as partners or usufructuaries.

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Artikel 6 Übertragung von Stammanteilen	Article 6 Transfer of company contributions

Die Stammanteile sind frei übertragbar. Die Übertragung von Stammanteilen, die Bestellung von Pfandrechten daran oder die Begründung einer Nutzniessung bedarf nicht der Zustimmung durch die Gesellschafterversammlung.

The company contributions may be freely transferred. No consent of the Partners’ Meeting is required for the transfer or pledge of company contributions or the establishment of a usufruct.

Artikel 7 Verzeichnis der wirtschaftlich berechtigten Personen	Article 7 Register of the beneficial owners

Die Gesellschaft führt ein Verzeichnis über die der Gesellschaft gemeldeten wirtschaftlich berechtigten Personen (Art. 790a OR) mit Vor- und Nachnamen sowie Adresse, so dass in der Schweiz jederzeit darauf zugegriffen werden kann.

The Company maintains a register listing the beneficial owners notified to the Company (art. 790a CO) with given name and surname as well as address, accessible in Switzerland at any time.

III. ORGANISATION	III. ORGANIZATION

Artikel 8 Organe	Article 8 Corporate bodies

Die Organe der Gesellschaft sind:	The corporate bodies of the Company are:

A. die Gesellschafterversammlung	A. the partners’ meeting (Partners’ Meeting)

B. die Geschäftsführung	B. the management board (Management Board)

C. ggf. die Revisionsstelle.	C. the statutory auditors (Auditors), if applicable.

A. Gesellschafterversammlung	A. Partners’ Meeting

Artikel 9 Befugnisse	Article 9 Powers

9.1 Die Gesellschafterversammlung ist das oberste Organ der Gesellschaft.	9.1 The Partners’ Meeting is the supreme corporate body of the Company.

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9.2 Der Gesellschafterversammlung stehen gemäss Art. 804 OR sowie weiteren gesetzlichen Bestimmungen folgende unübertragbare Befugnisse zu:	9.2 According to art. 804 CO as well as further legal provisions, the Partners’ Meeting has the following nontransferable powers:

(i) die Änderung der Statuten;	(i) the amendment of the articles of association (Articles);

(ii) die Bestellung und die Abberufung von Geschäftsführern;	(ii) the appointment and the removal of the members of the Management Board;

(iii) die Ernennung von Direktoren;	(iii) the appointment of directors;

(iv) ggf. die Bestellung der Revisionsstelle und deren Abberufung aus wichtigen Gründen;	(iv) if applicable, the appointment of the Auditors and their removal for good cause;

(v) die Genehmigung des Lageberichts und der Konzernrechnung, sofern das Gesetz deren Erstellung verlangt;	(v) the approval of the management report and of the consolidated accounts, if required by law;

(vi) die Genehmigung der Jahresrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende und der Tantieme;

(vi) the approval of the annual accounts and the resolution on the use of the balance sheet result, in particular the determination of dividends and of the share in profits paid to the members of the Management Board;

(vii) die Beschlussfassung über die Rückzahlung von Kapitalreserven;	(vii) the resolutions on the repayment of capital reserves;

(viii) die Festsetzung der Entschädigung der Geschäftsführer;	(viii) the determination on the fees for the members of the Management Board;

(ix) die Entlastung der Geschäftsführer;	(ix) the granting of discharge to the members of the Management Board;

(x) die Zustimmung zur Abtretung von Stammanteilen beziehungsweise die Anerkennung als stimmberechtigter Gesellschafter, sofern diese Statuten ein solches Zustimmungsbedurfnis vorsehen;	(x) the approval of the transfer of company contributions and the acceptance as a partner with voting rights, provided these Articles contain a respective approval requirement;

(xi) die Zustimmung zur Bestellung eines Pfandrechts an Stammanteilen, falls diese Statuten dies vorsehen;	(xi) the approval of the granting of pledges over company contributions, provided these Articles contain a respective approval requirement;

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(xii) die Beschlussfassung über die Ausübung allenfalls vorgesehener statutarischer Vorhand-, Vorkaufs- oder Kaufrechte;	(xii) the resolution on the execution of rights of first refusal, pre-emption rights and purchase rights provided by these Articles (if any);

(xiii) die Ermächtigung der Geschäftsführer zum Erwerb eigener Stammanteile durch die Gesellschaft oder die Genehmigung eines solchcn Erwerbs;	(xiii) the authorization to the Management Board for the acquisition of own company contributions or the approval of such acquisition;

(xiv) die Zustimmung zu Tätigkeiten der Geschäftsführer und der Gesellschafter, die gegen die Treuepflicht verstossen;	(xiv) the approval of activities of the members of the Management Board and of partners not in compliance with the duty of loyalty;

(XV) die Beschlussfassung darüber, ob dem Gcricht beantragt werden soll, einen Gesellschafter aus wichtigem Grund auszuschliessen;	(xv) the resolution on the request to the court to expel a partner from the Company for cause;

(xvi) der Ausschluss eines Gesellschafters aus in diesen Statuten vorgesehenen Gründen;	(xvi) the resolution on the expulsion of a partner from the Company for reasons provided by these Articles;

(xvii) die Auflösung der Gesellschaft;	(xvii) the dissolution of the Company;

(xviii) die Genehmigung von Geschäften der Geschäftsführer, für die diese Statuten die Zustimmung der Gesellschafterversammlung fordern;	(xviii) the approval of transactions of the members of the Management Board for which approval is required according to these Articles;

(xix) die Beschlussfassung über die Gegenstände, die das Gesetz oder diese Statuten der Gesellschafterversammlung vorbehalten oder die ihr die Geschäftsführer vorlegen.	(xix) the resolutions on matters which by law or by these Articles are reserved to the Partners’ Meeting, or which the Management Board submits to the Partners’ Meeting for resolution.

Artikel 10 Arten, Einberufung	Article 10 Types, calling

10.1 Die Gesellschafterversammlung wird durch die Geschäftsführung, nötigenfalls durch die Revisionsstelle, einberufcn. Das Einberu-fungsrecht steht auch den Liquidatoren zu.	10.1 The Partners’ Meeting is called by the Management Board or, if necessary, by the Auditors. The liquidators also have the right to call a Partners’ Meeting.

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10.2 Die ordentliche Versammlung findet alljährlich innerhalb von sechs Monaten nach Schluss des Geschäftsjahres statt (Art. 805 Abs. 2 OR).	10.2 The ordinary Partners’ Meeting takes place annually within six months after the close of the financial year (art. 805 para. 2 CO).

10.3 Ausserordentliche Gesellschafterversammlungen werden bei Bedarf einberufen.	10.3 Extraordinary Partners’ Meetings are called according to need.

10.4 Die Gesellschafterversammlung ist spätestens zehn Tage vor dem Versammlungstag in der Form gemäss Artikel 32 einzuberufen.	10.4 The Partners’ Meeting shall be called in the form provided for by Article 32 at least ten days prior to the day of the meeting.

10.5  Der Geschäftsbericht und ggf. der Revisionsbericht sind den Gesellschaftern zusammen mit der Einladung zur ordentlichen Gesellschafterversammlung zuzustellen (Art. 801a Abs. 1 OR). Jeder Gesellschafter kann verlangen, dass ihm nach der Gesellschafterver sammlung die genehmigte Fassung des Geschäftsberichts zugestellt wird (Art. 801a Abs. 2 OR).

10.5  The business report and, if applicable, the auditors’ report shall be provided to the partners together with the invitation to the ordinary Partners’ Meeting (art. 801a para. 1 CO). Any partner may request that a copy of the approved version of the business report be sent to the partner after the Partners’ Meeting (art. 801a para. 2 CO).

Artikel 11 Universalversammlung	Article 11 Plenary meeting

11.1  Die Eigentümer oder Vertreter sämtlicher Stammanteile können, falls kein Widerspruch erhoben wird, eine Gesellschafterversammlung ohne Einhaltung der für die Einberufung vorgeschriebenen Vorschriften ab halten. In dieser Versammlung kann über alle in den Geschäftskreis der Gesellschafterversammlung fallenden Gegenstände gültig verhandelt und Beschluss gefasst werden, falls und solange die Eigentümer oder Vertreter sämtlicher Stammanteile daran teilnehmen (Art. 805 Abs. 5 Ziff. 5 i.V.m. Art. 701 OR).

11.1  The owners of all company contributions or their proxies may, if no objection is raised, hold a Partners’ Meeting without observing the applicable rules for its calling. All matters within the competences of a Partners’ Meeting may be validly dealt with and resolved on at such meeting if and as long as the owners or representatives of all company contributions are participating (art. 805 para. 5 clause 5 in connection with art. 701 CO).

11.2  Eine Gesellschafterversammlung kann ebenfalls ohne Einhaltung der für die Einberufung geltenden Vorschriften abgehalten werden, wenn die Beschlüsse auf schriftlichem Weg uf Papier oder in elektronischer Form erfolgen, sofern nicht ein Gesellschafter oder dessen Vertreter die mündliche Beratung verlangt (Art. 805 Abs. 5 Ziff. 5 i.V.m. Art. 701 Abs. 3 OR).

11.2  A Partners’ Meeting may also be held without complying with the rules applicable to convening meetings if the resolutions are adopted in writing on paper or in electronic form, unless a partner or his representative. requests oral deliberation (art. 805 parao 5 clause 5 in connection with art. 701 para. 3 CO).

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Artikel 12 Tagungsort, Verwendung elektronischer Mittel	Article 12 Place, use of electronic means

12.1  Die Geschäftsführung bestimmt den Tagungsort der Gesellschafterversammlung in der Schweiz oder im Ausland. Bei einer Gesellschafterversammlung mit Tagungsort im Ausland kann die Geschäftsführung auf die Bezeichnung eines unabhängigen Stimmrechtsvertreters verzichten, sofern alle Gesellschafter damit einverstanden sind.

12.1  The Management Board shall determine the place of the Partners’ Meeting in Switzerland or abroad. If the Partners’ Meeting is held abroad, the Management Board may waive the appointment of an independent proxy, provided that all partners agree.

12.2 Die Gesellschafterversammlung kann an verschiedenen Orten gleichzeitig durchgeführt werden, sofern die Voten der Teilnehmer unmittelbar in Bild und Ton an sämtliche Tagungsorte übertragen werden.	12.2 The Partners’ Meeting may be held simultaneously at different locations, provided that the votes of the participants are transmitted directly in picture and sound to all meeting locations.

12.3 Die Geschäftsführung kann vorsehen, dass Gesellschafter, die nicht am Ort der Gesellschafterversammlung anwesend sind, ihre Rechte auf elektronischem Weg ausüben können.	12.3 The Management Board may provide that partners who are not present at the venue of the Partners’ Meeting may exercise their rights by electronic means.

12.4  Die Gesellschafterversammlung kann auch mit elektronischen Mitteln ohne Tagungsort durchgeführt werden (virtuelle Gesellschafterversammlung). Auf die Bezeichnung eines unabhängigen Stimmrechtsvertreters kann verzichtet werden.

12.4 A Partners’ Meeting may also be held by electronic means without a meeting venue (virtual Partners’ Meeting). The appointment of an independent proxy can be waived.

Artikel 13 Vorsitz, Protokoll	Article 13 Chair, minutes

13.1 Ein von der Gesellschafterversammlung zu wählender Tagesvorsitzender führt den Vorsitz.	13.1 The Partners’ Meeting shall be chaired by a presiding officer elected for that day by the Partners’ Meeting.

13.2 Der Vorsitzende bezeichnet den Protokollführer, der nicht Gesellschafter zu sein braucht.	13.2 The presiding officer appoints the secretary who does not have to be a partner.

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13.3 Der Vorsitzende sorgt für die Führung eines Protokolls. Dieses halt fest:	13.3 The presiding officer shall ensure that minutes are taken. These shall state:

(i) Datum, Beginn, Ende sowie Art und Ort der Gesellschafterversammlung;	(i) the date, beginning, ending as well as the form and place of the Partners’ Meeting;

(ii) Anzahl, Art, Nennwert und Kategorie der Stammanteile, die von Gesellschaftern, von Organen, von unabhängigen Stimmrechtsvertretern und von Depotvertretern vertreten werden;	(ii) the number, type, par value and class of company contributions represented by partners, corporate bodies, independent representatives and by security account representatives;

(iii) die Beschlüsse und die Wahlergebnisse;	(iii) the resolutions and resolution results;

(iv) die Begehren um Auskunft und die darauf erteilten Antworten;	(iv) the requests for information and the answers given thereto;

(v) die von den Gesellschaftern zu Protokoll gegebenen Erklärungen; und	(v) the statements made by the partners for the record; and

(vi) relevante technische Probleme, die bei der Durchführung der Gesellschafterversammlung auftreten.	(vi) relevant technical problems encountered during the conduct of the Partners’ Meeting.

13.4 Das Protokoll ist vom Vorsitzenden und vom Protokollführer zu unterzeichnen.	13.4 The minutes shall be signed by the presiding officer and the secretary.

13.5 Jeder Gesellschafter kann verlangen, dass ihm das Protokoll innerhalb von 30 Tagennach der Gesellschafterversammlung zugänglich gemacht wird.	13.5 Any partner may request that the minutes be made available to the partner within 30 days of the Partners’ Meeting.

Artikel 14 Vertretung	Article 14 Representation

Ein Gesellschafter kann sich an der Gesellschafterversammlung durch einen Dritten, der nicht Gesellschafter zu sein braucht, mit schriftlicher Vollmacht vertreten lassen. Die Geschäftsführung kann weitere Formen der Vollmacht zulassen. Der Vorsitzende entscheidet abschliessend über die Anerkennung einer Vollmacht.

A partner may be represented at the Partners’ Meeting by a third person, who does not need to be a partner, by written proxy. The Management Board may determine further forms of the proxy. The presiding officer shall ultimately decide on the recognition of a power of attorney.

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Artikel 15 Stimmrecht	Article 15 Voting right

Das Stimmrecht der Gesellschafter bemisst sich nach dem Nennwert ihrer Stammanteile, wobei auf CHF 1’000 eine Stimme entfällt.	Each partner has voting rights proportionate to the par value of its company contributions, whereby CHF 1,000 corresponds to one vote.

Artikel 16 Beschlussfassung	Article 16 Passing of resolutions

16.1  Die Gesellschafterversammlung fasst ihre Beschlüsse und vollzieht ihre Wahlen mit der absoluten Mehrheit der vertretenen Stimmen (Art. 808 OR), soweit das Gesetz oder die Statuten nichts anderes bestimmen.

16.1  To the extent the law or these Articles do not provide otherwise, the Partners’ Meeting passes its resolutions and carries out its elections by absolute majority of the votes of the company contributions (art. 808 CO).

16.2  Für die folgenden Geschäfte ist gemäss Art. 808b Abs. 1 OR ein Beschluss der Gesellschafterversammlung erforderlich, der mindestens zwei Drittel der vertretenen Stimmen und die absolute Mehrheit des gesamten Stammkapitals auf sich vereinigt, mit dem ein ausübbares Stimmrecht verbunden ist:

16.2  In accordance with art. 808b para. 1 CO, a resolution of the Partners’ Meeting passed by at least two thirds of the votes represented and the absolute majority of the par value of all company contributions entitling to voting is required for:

(i) die Änderung des Gesellschaftszweckes;	(i) the amendment of the company purpose;

(ii) die Einführung von stimmrechtsprivilegierten Stammanteilen;	(ii) the creation of company contributions with privileged voting rights;

(iii) die Erschwerung, den Ausschluss oder die Erleichterung der Übertragbarkeit der Stammanteile;	(iii) the restriction, the prohibition or the release of restrictions of the transferability of company contributions;

(iv) die Zustimmung zur Abtretung von Stammanteilen beziehungsweise die Anerkennung als stimmberechtigter Gesellschafter, sofern diese Statuten ein solches Zustimmungsbedürfnis vorsehen;	(iv) the approval of company contribution transfers or the acknowledgement of partners with voting rights, provided these Articles contain a respective approval requirement;

(v) die Erhöhung des Stammkapitals;	(v) the increase of the nominal capital;

(vi) die Einschränkung oder Aufhebung des Bezugsrechtes;	(vi) the restriction or withdrawal of subscription rights;

(vii) den Wechsel der Währung für das Stammkapital;	(vii) the change of the currency of the nominal capital;

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(viii) die Zustimmung zu Tätigkeiten der Geschäftsführer sowie der Gesellschafter, die gegen die Treuepflicht verstossen;	(viii) the approval of actions of members of the Management Board and of partners not in compliance with the duty of loyalty;

(ix) den Antrag an das Gericht, einen Gesellschafter aus wichtigem Grund auszuschliessen;	(ix) the request to the court for expulsion of a partner for cause;

(x) den Ausschluss eines Gesellschafters aus in diesen Statuten vorgesehenen Gründen;	(x) the expulsion of a partner for reasons provided in these Articles;

(xi) die Verlegung des Sitzes der Gesellschaft;	(xi) the transfer of the registered office of the Company;

(xii) die Einführung einer statutarischen Schiedsklausel;	(xii) the introduction of an arbitration clause in these Articles;

(xiii) die Auflösung der Gesellschaft.	(xiii) the dissolution of the Company.

16.3 Der Vorsitzende hat keinen Stichentscheid.	16.3 The presiding officer has no casting vote.

B. Geschäftsführung	B. Management Board

Artikel 17 Zusammensetzung	Article 17 Composition

Die Geschäftsführung besteht aus einem oder mehreren Mitgliedern, die Gesellschafter oder Dritte sein können. Die Selbstorganschaft gemäss Art. 809 Abs. 1 OR ist wegbedungen.

The Management Board is composed of one or several members who do not have to be partners. The right and duty of all partners to exercise the management of the Company in accordance with art. 809 para. 1 CO is waived.

Artikel 18 Amtsdauer	Article 18 Term of office

18.1  Die Geschäftsführungsmitglieder werden für eine Amtsdauer von einem Jahr gewählt, wobei die Zeit von einer ordentlichen Gesellschafterversammlung bis zum Schluss der nächstfolgenden als ein Jahr gilt. Die während einer Amtsperiode neu gewählten Mitglieder sind für den Rest der laufenden Amtsdauer gewählt.

18.1  The members of the Management Board are elected for a term of office of one year, the time from one ordinary Partners’ Meeting to the close of the following one being considered as one year. The members newly elected in the course of a term shall be elected for the remainder of that term.

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18.2 Die Geschäftsführungsmitglieder müssen nicht einzeln gewählt werden.	18.2 The members of the Management Board do not have to be elected individually.

18.3 Wiederwahl ist zulässig.	18.3 Re-election is permitted.

Artikel 19 Konstituierung	Article 19 Constitution

Die Geschäftsführung konstituiert sich selbst. Sie wählt aus ihrer Mitte den Vorsitzenden.	The Management Board constitutes itself. It elects the Chairman from among its members.

Artikel 20 Aufgaben	Article 20 Duties

20.1 Die Geschäftsführung ist zuständig in allen Angelegenheiten, die nicht nach Gesetz oder diesen Statuten der Gesellschafterversammlung zugewiesen sind.	20.1 The Management Board is responsible for all matters which are not assigned to the Partners’ Meeting by law or these Articles.

20.2 Sie bezeichnet Prokuristen und Handlungs bevollmächtigte sowie die übrigen zur Vertretung berechtigten Personen und bestimmt deren Zeichnungsberechtigung.

20.2  The Management Board appoints the holders of procuration and authorized representatives as well as the other persons authorized to sign on behalf of the Company and determines their signatory powers.

20.3 Die Geschäftsführung hat folgende unübertragbare und unentziehbare Aufgaben: (i) die Oberleitung der Gesellschaft und die Erteilung der nötigen Weisungen;	20.3 The Management Board has the following nontransferable and inalienable duties: (i) the ultimate management of the Company and the issuance of the necessary directives;

(ii) die Festlegung der Organisation im Rahmen von Gesetz und diesen Statuten;.	(ii) the establishment of the organization of the Company within the framework of the law and these Articles;

(iii) die Ausgestaltung des Rechnungswesens und der Finanzkontrolle sowie der Finanzplanung, sofern diese fur die Führung der Gesellschaft notwendig ist;	(iii) the structuring of the accounting system, of the financial controls and of the financial planning to the extent necessary for the management of the Company;

(iv) die Aufsicht über die Personen, denen Teile der Geschäftsführung übertragen sind, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;	(iv) the supervision of the persons entrusted with parts of the management, in particular in view of compliance¦ with the law, these Articles, regulations and directives;

Statuten / Articles of Association Swiss Technology Holding GmbH	15 /19

(v) die Erstellung des Geschäftsberichts, die Vorbereitung der Gesellschafterversammlung sowie die Ausführung ihrer Beschlüsse;	(v) the preparation of the business report, the preparation of the Partners’ Meeting and the implementation of its resolutions;

(vi) die Einreichung eines Gesuchs um Nachlassstundung und die Benachrichtigung des Gerichts im Falle der Überschuldung.	(vi) the filing of a request for debt-restructuring moratorium and the notification of the court in the event of over-indebtedness.

20.4 Wer den Vorsitz der Geschäftsführung innehat, beziehungsweise der einzige Geschäftsführer hat folgende Aufgaben:	20.4 The Chairman of the Management Board or, in the case of a sole member of the Management Board that sole member, has the following duties:

(i) die Einberufung der Gesellschafterversammlung aufgrund eines entsprechenden Beschlusses der Geschäftsführung;	(i) the calling of the Partners’ Meeting upon a respective resolution of the Management Board;

(ii) Bekanntmachungen gegenüber den Gesellschaftern;	(ii) notices to the partners;

(iii) die Sicherstellung der erforderlichen Anmeldungen beim Handelsregister.	(iii) to ensure the filing of the necessary applications with the commercial register.

Artikel 21 Organisation und Beschlussfassung	Article 21 Organization and resolutions

21.1 Die Geschäftsführung ist beschlussfähig, wenn die Mehrheit der Mitglieder anwesend ist. Sie kann höhere Präsenzquoren einführen.	21.1 The Management Board has a quorum if the majority of its members are present. It may introduce higher attendance quorums.

21.2 Beschlüsse der Geschäftsführung werden mit der Mehrheit der abgegebenen Stimmen gefasst. In den Geschäftsführungssitzungen hat der Vorsitzende den Stichentscheid gemäss Art. 809 Abs. 4 OR.	21.2 The Management Board passes its resolutions with the majority of the votes cast. In meetings of the Management Board the chairman has the casting vote according to art. 809 para 4 CO.

Statuten / Articles of Association Swiss Technology Holding GmbH	16 /19

Artikcl 22 Fiihrung der Geschäfte	Article 22 Management

22.1  Die Geschäftsführung kann unter Vorbehalt von Artikel 20.3 die Führung der Geschäfte und die Vertretung der Gesellschaft nach aussen nach Massgabe eines von ihr zu erlassenden Organisationsreglements ganz oder zum Teil einzelnen Mitgliedern der Geschäftsführung (Delegierten) oder Dritten (Direktoren) übertragen.

22.1  Subject to Article 20.3 the Management Board may fully or partially delegate the management and representation of the Company to individual members of the Management Board (delegates) or third parties (directors) in accordance with organizational regulations to be adopted by the Management Board.

22.2 Das Organisationsreglement ordnet die Übertragung der Führung der Geschäfte, bestimmt die hierfür erforderlichen Stellen, umschreibt deren Aufgaben und regelt insbesondere die Berichterstattung.	22.2 The organizational regulations determine the delegation of the management and the positions required therefor, define their duties and regulate in particular the reporting.

Artikel 23 Entschädigung	Article 23 Board member fees

Sofern die Mitglieder der Geschäftsführung ein jährliches Honorar erhalten, so ist dieses durch die Gesellschafterversammlung festzusetzen (Artikel 9.2(viii)). Alle von ihnen für Zwecke der Gesellschaft gemachten Unkosten werden von der Gesellschaft getragen.

If the members of the Management Board receive an annual fee, such fee shall be determined by the Partners’ Meeting (Article 9.2(viii)). All expenses incurred by the members of the Management Board for the purposes of the Company shall be borne by the Company.

C. Revisionsstelle	C. Auditors

Artikel 24 Wahl	Article 24 Election

24.1 Die Gesellschafterversammlung wählt eine Revisionsstelle.	24.1 The Partners’ Meeting elects the Auditors.

Sie kann auf die Wahl einer Revisionsstelle verzichten, wenn: (i) die Gesellschaft nicht zur ordentlichen Revision verpflichtet ist; (ii) sämtliche Gesellschafter zustimmen; und	It can waive the election of Auditors provided that (i) the Company is not subject to an ordinary audit; (ii) all partners consent; and

Statuten / Articles of Association Swiss Technology Holding GmbH	17 /19

(iii) die Gesellschaft nicht mehr als zehn Vollzeitstellen im Jahresdurchschnitt hat.	(iii) the Company does not have more than ten full-time employees as annual average.

24.2  Der Verzicht’gilt nur für künftige Geschäftsjahre und muss vor Beginn des Geschäftsjahres beim Handelsregisteramt angemeldet werden. Jeder Gesellschafter hat jedoch das Recht, spätestens zehn Tage vor der Gesellschafterversammlung die Durchführung einer eingeschränkten Revision und die Wahl einer entsprechenden Revisionsstelle zu verlangen. Die Gesellschafterversammlung darf diesfalls die Beschlilsse nach Artikel 9.2 (iv) und (v) erst fassen, wenn der Revisionsbericht vorliegt.

24.2  The waiver only applies to future financial years and must be filed with the commercial register before the start of the financial year. Each partner has the right to request no later than ten days prior to a Partners’ Meeting a limited audit and the election of Auditors. In such event, the Partners’ Meeting may pass the resolutions pursuant to Article 9.2(iv) and (v) only once the auditors’ report is presented.

24.3  Als Revisionsstelle ist im Falle der ordentlichen Revision ein zugelassener Revisionsexperte oder im Faile der eingeschriinkten Revision ein Revisor nach den Vorschriften des Revisionsaufsichtsgesetzes vom 16. Dezernber 2005 zu bezeichnen.

24.3  In case of an ordinary audit only admitted audit experts may be elected as Auditors. In case of a limited audit only auditors in accordance with the Federal Statute on the Supervision of Auditors of 16 December 2005 may be elected as Auditors.

24.4 Die Revisionsstelle muss im Sinne des Gesetzes unabhängig sein.	24.4 The Auditors must be independent as required by law.

Artikel 25 Amtsdauer	Article 25 Term of Office

25.1 Die Revisionsstelle wird für eine Amtsdauer von einem Jahr gewählt, wobei die Zeit bis zum Schluss der nächstfolgenden ordentlichen Gesellschafterversammlung als ein Jahr gilt.	25.1 The Auditors are elected for a term of office of one year, the time from one ordinary Partners’ Meeting to the close of the following one being considered one year.

25.2 Wiederwahl ist zulässig.	25.2 Re-election is admissible.

Artikel 26 Aufgaben	Article 26 Duties

Die Revisionsstelle hat die Aufgaben gemäss Gesetz.	The Auditors have the duties according to the law.

Statuten / Articles of Association Swiss Technology Holding GmbH	18 /19

IV. GESCHÄFTSBERICHT, RECHNUNGSLEGUNG	IV. BUSINESS REPORT, RENDERING OF ACCOUNTS

Artikel 27 Geschaftsjahr	Article 27 Financial year

Das Geschäftsjahr wird durch die Geschäftsführung festgelegt.	The financial year of the Company is determined by the Management Board.

Artikel 28 Geschäftsbericht	Article 28 Business report

Die Geschäftsführung erstcllt für jcdcs Geschäftsjahr einen Geschäftsbericht gemäss den gesetzlichen Bestimmungen.	For each financial year the Management Board prepares a business report in accordance with the requirements of the law.

V. GEWINNVERWENDUNG	V. USE OF PROFITS

Artikel 29 Verwendung des Bilanzgewinns	Article 29 Use of the balance sheet profit

Der in der Jahresrechnung ausgewiesene Jahresgewinn ist nach den Bestimmungen von Art. 801 i.V.m. Art. 672 ff. OR zu verwenden.	The annual profit reported in the annual accounts shall be allocated according to the provisions of art. 801 in connection with art. 672 et seq. CO.

VI. AUFLÖSUNG, LIQUIDATION	VI. DISSOLUTION, LIQUIDATION

Artikel 30 Auflösung	Article 30 Dissolution

Die Auflösung der Gesellschaft richtet sich nach den gesetzlichen Vorschriften.	The dissolution of the Company is governed by the applicable statutory provisions.

Artikel 31 Liquidation	Article 31 Liquidation

Die Liquidation der Gesellschaft erfolgt nach Massgabe von Art. 821a i.V.m. Art. 739 ff. und Art. 826 OR durch die Geschäftsführung oder durch einen durch die Gesellschafterversammlung zu wählenden Liquidator. Die Geschäftsführung oder der Liquidator sind ermächtigt, Aktiven (Grundstücke eingeschlossen) auch freihändig zu verkaufen.

The liquidation of the Company is implemented in accordance with the provisions of art. 821a in connection with art. 739 et seq. and art. 826 CO by the Management Board or a liquidator to be appointed by the Partners’ Meeting. The Management Board respectively the liquidator is authorized to sell the assets of the Company (including [ILLEGIBLE] sale.

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VII. MITTEILUNGEN	VII. NOTICES

Artikel 32 Publikationsorgan, Mitteilungen	Article 32 Means of publication, notices

32.1 Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt (SHAB). Die Geschäftsführer können weitere Publikationsorgane bestimmen.	32.1 The Swiss Official Gazette of Commerce (SOGC) shall be the official means of publication of the Company. The Management Board may designate further means of publication.

32.2 Die Mitteilungen der Gesellschaft erfolgen im Publikationsorgan oder durch Brief oder E-Mail an die im Anteilbuch eingetragenen Adressen der Gesellschafter.	32.2 The notices of the Company are made in the means of publication or by letter or e-mail to the addresses of the partners indicated in the company contribution register.

Bei Abweichungen geht der deutsche Text dieser Statuten dem englischen Text vor.

In case of discrepancies, the German text of these Articles prevails over the English text.

Notarielle Beglaubigung	Notarial Legalisation

Hiermit beglaubige ich, Notar des Kantons Zug, Philipp Andermatt, Rechtsanwalt, dass die vorliegenden Statuten derjenigen Fassung entsprechen, wie sie heute von der ausserordentlichen Gesellschafterversammlung gutgeheissen wurden.	The Notary Public of the Canton of Zug Philipp Andermatt, attorney at law, hereby certifies that the present articles of association comply with the articles of association approved today by the extraordinary Partner’s Meeting.

Zug, 28. August 2025	Zug, 28 August 2025

**HANDELSREGISTERAMT
DES KANTONS BERN**

BEGLAUBIGUNG

Vorstehende Kopie stimmt mit den zur Zeit geltenden beim Handelsregisteramt des Kantons Bern ~~in Papierform /~~ elektronisch hinterlegten Statuten genau überein.

HANDELSREGISTER DES KANTONS BERN

Ostermundigen, 10. 9. 2025
Der Vorsteher i.V.